Exhibit 11, 1st Quarter 1995
                                            Form 10-Q, Commission File
                                                         Number 1-3671


                     GENERAL DYNAMICS CORPORATION

            STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                              (UNAUDITED)

             (Dollars in millions, except per share data)



                                                    First Quarter
                                                1995             1994
NET EARNINGS:
Continuing Operations                        $        60     $        55

Discontinued Operations:
     Operations                                        -               -
     Disposal                                          -               -
                                             $        60     $        55

Weighted average common shares outstanding    62,993,469      62,979,428

NET EARNINGS PER SHARE - PRIMARY:

Continuing Operations                        $       .95     $       .86
Discontinued Operations:
     Operations                                        -               -
     Disposal                                          -               -
                                             $       .95     $       .86

Common shares from above                      62,993,469      62,979,428
Assumed exercise of options
     (treasury stock method)                     203,983         690,764
                                              63,197,452      63,670,192
NET EARNINGS PER SHARE - FULLY DILUTED:
Continuing Operations                        $       .95     $       .86
Discontinued Operations:
     Operations                                        -               -
     Disposal                                          -               -
                                             $       .95     $       .86


Common shares from above                      62,993,469      62,979,428
Assumed exercise of options
     (treasury stock method)                     210,708         691,736
                                              63,204,177      63,671,164